                                                                     Exhibit 4.2



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                    CHARTERED SEMICONDUCTOR MANUFACTURING LTD

                                       AND

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee


                                  $575,000,000


                     2.50% Senior Convertible Notes due 2006


                          FIRST SUPPLEMENTAL INDENTURE


                            Dated as of April 2, 2001


                                       TO


                                    INDENTURE


                            Dated as of April 2, 2001



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
                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE ONE  DEFINITIONS
Section 1.1.    Relation to Base Indenture                                              1
Section 1.2.    Definitions.                                                            1
Section 1.3.    Rules of Construction.                                                  9
Section 1.4     Acts of Holders.                                                        9
Section 1.5.    Notices, etc., to Trustee and Company.                                 10
Section 1.6.    Notice to Holders; Waiver.                                             10

ARTICLE TWO  FORM AND TERMS OF THE CONVERTIBLE NOTES
Section 2.1.    Terms of the Convertible Notes.                                        11
Section 2.2.    Form and Dating.                                                       13
Section 2.3.    Payment of Interest; Interest Rights Preserved.                        14
Section 2.4.    Depository and Paying Agent for Convertible Notes.                     15
Section 2.5.    Calculations.                                                          15

ARTICLE THREE  ADDITIONAL REDEMPTION PROVISIONS
Section 3.1.    Redemption at Option of the Company.                                   15
Section 3.2.    Repurchase at Option of Holders.                                       17
Section 3.3.    Purchase of Convertible Notes.                                         20

ARTICLE FOUR  CONVERSION PROVISIONS
Section 4.1.    Conversion.                                                            20

ARTICLE FIVE  DEFAULTS AND REMEDIES WITH RESPECT TO THE
               CONVERTIBLE NOTES

ARTICLE SIX  COVENANTS
Section 6.1.    Consolidation, Merger, Conveyance, Transfer or Lease                   34
Section 6.2.    Negative Pledge.                                                       35
Section 6.3.    Payment of Principal, Interest and Additional Amounts.                 36
Section 6.4.    Maintenance of Office or Agency.                                       37

ARTICLE SEVEN  MISCELLANEOUS
Section 7.1.    Effect of Headings                                                     38
Section 7.2.    Successors and Assigns.                                                38
Section 7.3.    Separability Clause.                                                   38
Section 7.4.    Governing Law.                                                         38
Section 7.5     Satisfaction and Discharge; Defeasance.                                38
Section 7.6.    Repayment to Company.                                                  38
Section 7.7.    Place of Payment.                                                      39
Section 7.8.    Jurisdiction.                                                          39

                                    EXHIBITS

Exhibit A  FORM OF CONVERTIBLE NOTE


-----------------------------------------------------------------------------



         Reconciliation and tie between Trust Indenture Act of 1939 and Supplemental Indenture, dated as of April 2, 2001


Section 316(c)                                                                        1.4

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 2, 2001 (the "Supplemental Indenture"), is by and between CHARTERED SEMICONDUCTOR MANUFACTURING LTD, a Singapore limited liability company (the "Company"), having its principal office at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a U.S. national banking association, as trustee (the "Trustee"), having its principal office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, USA.


                                   WITNESSETH:

     WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 2, 2001 (the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

     WHEREAS, the issuance and sale of up to $575,000,000 aggregate principal amount of a series of the Company's Securities (the "Convertible Notes") have been authorized by resolutions adopted by the Board of Directors of the Company on February 26, 2001, with such terms as have been established pursuant to the authority granted by such board resolutions;

     WHEREAS, the Company desires to issue and sell up to $575,000,000 aggregate principal amount of the Convertible Notes on the date hereof;

     WHEREAS, the Company desires to enter into this Supplemental Indenture pursuant to Section 9.1 of the Indenture to supplement the Indenture to establish the form and terms of the Convertible Notes; and

     NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Convertible Notes by the Holders thereof, the parties hereto hereby enter into this Supplemental Indenture, for the equal and proportionate benefit of all Holders of Convertible Notes, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS

Section 1.1. Relation to Base Indenture.

     This Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Indenture and this Supplemental Indenture, the terms hereof shall govern.

Section 1.2. Definitions.

     All of the terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise provided herein or unless the context otherwise requires, and for the purposes of this Supplemental Indenture, the following terms have the meanings set forth in this Section:

     "Accreted Value" means, with respect to a Convertible Note, as of any date of determination, the principal amount of such Convertible Note together with such premium that would provide to the Holder of such Convertible Note an annual yield from April 2, 2001 to (but excluding) the date of determination, of 5.25% per annum, computed on a semi-annual internal rate of return bond equivalent basis, on the principal amount of such Convertible Note, taking into account all interest paid on such Convertible Note and treating as having been paid when due all interest accrued and unpaid on such Convertible Note to the date of determination.

     "Additional Amounts" means any additional amounts which are required hereby, under circumstances specified in the Indenture, to be paid by the Company in respect of certain taxes imposed on Holders and which are owing to such Holders.

     "Additional Convertible Notes" means additional Convertible Notes that are issued under a supplemental indenture after the date that Convertible Notes are first issued by the Company and authenticated by the Trustee under this Supplemental Indenture, which will rank pari passu with the Convertible Notes initially issued in all respects, and shall be consolidated and form a single series with the Convertible Notes and shall have the same terms as to status, redemption or otherwise as the Convertible Notes.

     "ADSs" means American Depositary Shares, each representing ten Ordinary Shares, issued pursuant to the ADS Deposit Agreement.

     "ADS Deposit Agreement" means the deposit agreement, dated November 4, 1999, among the Company, Citibank, N.A., as the Depository and holders of ADSs from time to time.

     "Adjustment Effective Date" means the date on which an adjustment to the Conversion Price takes effect with respect to the Convertible Notes.

     "Agent Members" has the meaning specified in Section 2.2.2.

     "Attributable Indebtedness" means, when used in connection with a Sale and Leaseback Transaction, at any date as of which the amount thereof is to be determined, the product of: (i) the net proceeds from such Sale and Leaseback Transaction multiplied by (ii) a fraction, the numerator of which is the number of full years of the term of the lease relating to the Property involved in such Sale and Leaseback Transaction (without regard to any options to renew or extend the term) remaining at the date of the making of such computation, and the denominator of which is the number of full years of the term of such lease (without regard to any options to renew or extend the term) measured from the first day of the term.

     "Average Market Price" as of a certain date means the arithmetic mean of the daily closing prices quoted for the Ordinary Shares on the Singapore Exchange for the ten consecutive Trading Days immediately prior to such date.

     "Capital Stock" of any Person means any and all shares, interests (including partnership interests), participations or other equivalents (however designated) of capital stock of such Person whether now outstanding or issued after the date of this Supplemental Indenture, including, without limitation, all common stock and preferred stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease or obligation in accordance with U.S. GAAP and, for the purposes of this Supplemental Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with U.S. GAAP.

     "CDP" means The Central Depository (Pte) Limited.

     "Change of Control" means any event where: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than ST and its Affiliates (as defined in the Indenture) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other person, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Ordinary Shares of the Company are reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in elections of directors of the corporation resulting from such transaction, (iii) the Company and its Subsidiaries, taken as a whole, sell, assign, convey, transfer or lease all or substantially all assets of the Company and its Subsidiaries, taken as a whole, as applicable (other than to one or more wholly-owned Subsidiaries of the Company) or (iv) any time the Continuing Directors do not constitute a majority of the board of directors of the Company (or, if applicable, a successor corporation to the Company).

     "Company" means the Person named as the "Company" in the first paragraph of this Supplemental Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter "Company" shall mean such successor Person.

     "Consolidated Net Assets" means, as of any date of determination, the sum of the amount that would appear on the Company's consolidated balance sheet as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable provisions and other properly deductible items), after giving effect to purchase accounting and after deducting therefrom consolidated current liabilities and, to the extent otherwise included, the amounts of:

          (i) the excess of cost over fair market value of assets or businesses acquired;

          (ii) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter immediately preceding the issue date as a result of a change in the method of valuation in accordance with U.S. GAAP;

          (iii) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (iv) minority interests in consolidated Subsidiaries held by Persons other than the Company or its Subsidiaries;

          (v)   treasury stock; and

          (vi) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in consolidated current liabilities.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date hereof or (ii) was nominated for election or elected to the Board of Directors with the approval of (a) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or (b) ST.

     "Conversion Agent" means any Person authorized by the Company to accept the presentation of Convertible Notes by Holders for conversion.

     "Conversion Date" has the meaning specified in Section 13.2 of Article Thirteen set forth in Section 4.1 hereof.

     "Conversion Period" has the meaning specified in Section 13.1 of Article Thirteen set forth in Section 4.1 hereof.

     "Conversion Price" is initially S$6.5170 per Ordinary Share, subject to adjustments from time to time as specified in Section 13.4 of Article Thirteen set forth in Section 4.1 hereof.

     "Convertible Notes" has the meaning stated in the first recital of this Supplemental Indenture and more particularly means any Convertible Notes authenticated and delivered under this Supplemental Indenture.

     "corporation" includes corporations, associations, companies and business trusts.

     "Defaulted Interest" has the meaning specified in Section 2.3.

     "Depository" means The Depository Trust Company.

     "Event of Default" has the meaning specified in Section 5.1.

     "Extraordinary Dividend" has the meaning specified in Section 13.4 of Article Thirteen set forth in Section 4.1 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fixed Exchange Rate" means the exchange rate of US$1.00 = S$1.7923.

     "Global Note" has the meaning specified in Section 2.2.1.

     "Holder" means a Person in whose name a Convertible Note is registered in the Security Register.

     "Indebtedness" means, with respect to any Person on any date of determination:

          (i)    the principal of and premium (if any) in respect of:

                 (A)  indebtedness of such Person for money borrowed;

                 (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii) all Capitalized Lease Obligations of such Person and all Attributable Indebtedness in respect of Sale and Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person created or arising under conditional sale obligations or title retention agreements or similar agreements related to the deferred purchase price of Property (but excluding trade accounts payable arising in the ordinary course of business and other short-term accounts payable arising in connection with capital expenditures incurred in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit or banker's acceptance (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii) or (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the repayment of any preferred stock (but excluding, in each case, any accrued dividends);

          (vi) all obligations of the type referred to in (i) through (v) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

          (vii) all obligations of the type referred to in (i) through (vi) above of other Persons secured by any lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property and the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, obligations of such Person hedging any of the Indebtedness obligations referred to above.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means the indenture, dated as of April 2, 2001, between the Company and the Trustee, as originally executed and as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions thereof, including, for all proposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Convertible Notes.

     "International Investment Security" means any bond, note, debenture, debenture stock, loan stock, certificate or other instrument evidencing Indebtedness (excluding, for the avoidance of any doubt, any loans from banks or other financial institutions or lenders) with a maturity of greater than one year and which (i) is, or is intended of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market) and (ii) either (A) is by its terms payable, or confers a right to receive payment, in any currency other than Singapore dollars or (B) is denominated in Singapore dollars and more than 50% of the aggregate principal amount of the offering of such International Investment Security is initially distributed outside Singapore by or with the consent of the Company.

     "Luxembourg Paying Agent" means Kredietbank SA Luxembourgeoise.

     "Material Subsidiary" means any Subsidiary of the Company whose consolidated net revenues or Consolidated Net Assets as shown on its most recent audited consolidated financial statements represent 10% or more of the Company's consolidated net revenues or Consolidated Net Assets, as shown on the Company's most recent audited consolidated financial statements.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Nasdaq National Market" means the Nasdaq National Market System.

     "One-Year Average Closing Price" is the arithmetic average of the official closing price per Ordinary Share quoted on the Singapore Exchange for each Trading Day during the 365 consecutive day period ending on the record date set for such dividend that may result in an adjustment.

     "Ordinary Shares" means the ordinary shares, par value S$0.26 per share, of the Company as they exist on the date of this Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof.

     "Outstanding", when used with respect to the Convertible Notes, means, as of the date of determination, all Convertible Notes theretofore authenticated and delivered under this Supplemental Indenture, except:

          (i) Convertible Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, including those surrendered for payment, conversion, redemption or repayment;

          (ii) Convertible Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Convertible Notes; provided that, if such Convertible Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Supplemental Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Convertible Notes which have been paid pursuant to Section 5.2 or in exchange for or in lieu of which other Convertible Notes have been authenticated and delivered pursuant to this Supplemental Indenture, other than any such Convertible Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Convertible Notes are held by a bona fide purchaser in whose hands the Convertible Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Convertible Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Convertible Notes owned by the Company or any other obligor upon the Convertible Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Convertible Notes which the Trustee knows to be so owned shall be so disregarded. Convertible Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Convertible Notes and that the pledgee is not the Company or any other obligor upon the Convertible Notes or any Affiliate of the Company or such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Convertible Notes on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Post-Distribution Price" of shares or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal securities exchange on which such share or equity interest is traded; provided that if on any date such units have not traded on a "when issued" basis, the Post-Distribution Price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal securities exchange on which such share or equity interest is traded. In the absence of such quotation, the Company will determine the Post-Distribution Price on the basis of such quotations which reflect the post-distribution value of the shares or equity interests as is fair and reasonable in the opinion of its Board of Directors.

     "Predecessor Security" of any particular Convertible Note means every previous Convertible Note evidencing all or a portion of the same indebtedness as that evidenced by such particular Convertible Note; and, for the purposes of this definition, any Convertible Note authenticated and delivered under Section
2.8 of the Indenture in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Convertible Note shall be deemed to evidence the same indebtedness as the mutilated, lost, destroyed or stolen Convertible Note.

     "Prevailing Exchange Rate" means, on any date of determination, the noon buying rate in New York City for cable transfers in Singapore dollars, as certified for customs purposes by the Federal Reserve Bank in New York on such date.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property (including any related contractual rights) owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under U.S. GAAP.

     "Redemption Date", when used with respect to any Convertible Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Supplemental Indenture.

     "Redemption Price", when used with respect to any Convertible Note to be redeemed, means the price at which it is to be redeemed pursuant to this Supplemental Indenture.

     "Reference Dividend" means, at any time, the largest aggregate amount of cash dividend(s) declared with respect to any previous fiscal year (or any interim period of such fiscal year) on a per share basis.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the March 18 or September 17 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

     "Registration Date" has the meaning specified in Section the form of Note attached as Exhibit A hereto.

     "Repayment Date", when used with respect to any Security to be repaid at the option of the Holder, means the date fixed for such repayment pursuant to this Supplemental Indenture.

     "Repayment Event" means the occurrence of a Change of Control or a Termination of Trading.

     "Repayment Price", when used with respect to any Convertible Note to be repaid at the option of the Holder, means the price at which it is to be repaid pursuant to this Supplemental Indenture.

     "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which Property is sold or transferred by such Person and such Property or substantially identical Property is, in a substantially contemporaneous transaction, leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.

     "Security Register" means the register kept by the Registrar with respect to the Convertible Notes pursuant to Section 2.4 of the Indenture.

     "Singapore Exchange" means the Singapore Exchange Securities Trading
Limited.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee as specified in Section 2.3.

     "ST" means Singapore Technologies Pte Ltd.

     "Stated Maturity", when used with respect to any Indebtedness or any installment of principal thereof or interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal amount of such Indebtedness or such installment of principal or interest is due and payable.

     "Supplemental Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more supplemental indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all proposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Termination of Trading" means an event where the Ordinary Shares (or other securities into which the Convertible Notes are then convertible) are no longer listed for trading on the Singapore Exchange or the ADSs are no longer listed or admitted to trade on the New York Stock Exchange, the American Stock Exchange or Nasdaq National Market (or their respective successors).

     "Total Current Dividend" means any and all cash dividends declared by the Company on the Ordinary Shares, prior to the deduction of any withholding tax plus any corporate tax attributable to that dividend, in the period starting from the beginning of the fiscal year in which the record date set for such dividend that may result in an adjustment falls and ending on and including such record date (including such dividend that may result in an adjustment), other than any dividend or portion thereof which previously resulted in an adjustment under Section 13.4(d) of Article Thirteen established under this Supplemental Indenture.

     "Trading Day" means, with respect to a stock exchange, a day when such stock exchange is open for business, provided, however, that if no transaction price or closing bid and offered prices are reported by such exchange in respect of the relevant security for one or more Trading Days, such day or days will be disregarded in any relevant calculation relating to a period of consecutive Trading Days.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "U.S. GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

     "Voting Stock" means stock or share capital which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock or share capital has such voting power by reason of any contingency.

Section 1.3. Rules of Construction.

     (i) A reference to "dollars", "$" or "US$" is to the legal currency in the United States of America.

     (ii) A reference to "S$" is to the legal currency in the Republic of Singapore.

Section 1.4. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Supplemental Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Supplemental Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     (c) The ownership, principal amount and serial numbers of Convertible Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

     (d) If the Company shall solicit from the Holders of Convertible Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Convertible Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Convertible Notes Outstanding shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Supplemental Indenture not later than 180 days after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Convertible Note shall bind every future Holder of the same Convertible Note and the Holder of every Convertible Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Convertible Note.

Section 1.5. Notices, etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Supplemental Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at the address of its principal office specified in the first paragraph of this Supplemental Indenture, or at any other addresses previously furnished in writing to each Holder or the Company by the Trustee, or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Supplement Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

     All notices delivered hereunder shall be in English and shall be deemed effective when actually received.

Section 1.6. Notice to Holders; Waiver.

     Where this Supplemental Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Supplement Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

     In addition, the Company shall publish any notices to Holders as necessary, including in English in the Financial Times, and The Wall Street Journal and, so long as the Convertible Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, publishing notices to Holders in a leading newspaper having general circulation in Luxembourg, which is expected to be the Luxemburger Wort; provided that for so long as any Convertible Notes are represented by Global Notes notices may be given by delivery of the relevant notice to the Depository, including their Euroclear System and Clearstream Banking participants, for communication by them to their respective participants in substitution for publication in any such newspaper.


                                   ARTICLE TWO

                     FORM AND TERMS OF THE CONVERTIBLE NOTES

Section 2.1. Terms of the Convertible Notes.

     The Convertible Notes shall have the following terms, established pursuant to Section 2.2. of the Indenture:

     2.1.1. Pursuant to Section 2.2.1. of the Indenture, the title of the Convertible Notes to be issued as a series of Securities under the Indenture shall be the "2.50% Senior Convertible Notes due 2006".

     2.1.2. Pursuant to Section 2.2.2. of the Indenture, the Convertible Notes shall be issued at a price equal to 100% of the aggregate principal amount thereof.

     2.1.3. Pursuant to Section 2.2.3. of the Indenture, the aggregate principal amount of the Convertible Notes that may be authenticated and delivered under this Supplemental Indenture shall be limited to US$575,000,000. In addition, the Company shall be permitted to issue additional notes that are fully fungible with the Convertible Notes including in respect of their principal amount, interest rate, redemption dates and terms and conditions of redemption and conversion without the consent of the Holders. In the event the Company does so issue such Additional Convertible Notes, provided that the terms and conditions of such Additional Convertible Notes so allow, the Company may consolidate all such Additional Convertible Notes, for purposes of redemptions and conversions, so that redemptions and conversions would be made without any distinction in respect of the Convertible Notes and all Additional Convertible Notes subsequently issued. In the event of such consolidation, the Holders and the holders of such Additional Convertible Notes would be deemed to be, and treated as though they were, members of a single class.

     2.1.4. Pursuant to Section 2.2.4. of the Indenture, 115.493% of the principal amount of the Convertible Notes shall be payable on April 2, 2006.

     2.1.5. Pursuant to Section 2.2.5. of the Indenture, the Convertible Notes shall bear interest at a rate equal to 2.50% per annum; interest on the Convertible Notes shall accrue from April 2, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for; interest on the Convertible Notes shall be payable semi-annually in arrears in cash on April 2, and October 2 of each year to holders of record on the March 18 or September 17 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date.

     Interest on the Convertible Notes shall be computed from and including the prior Interest Payment Date (or, in the case of the first Interest Payment Date, from and including April 2, 2001) to but excluding the next Interest Payment Date on the basis of a 360-day year consisting of twelve 30-day months. In the event that any principal of or premium, if any, or interest on the Convertible Notes is not paid when due, whether at the stated maturity or otherwise, then except to the extent permitted by law, such overdue principal, premium, if any and interest shall bear interest until paid at the rate of interest set forth in this Section 2.1.5., compounded semi-annually.

     2.1.6. Pursuant to Section 2.2.6. of the Indenture, the place or places where the principal of and interest in the Convertible Notes shall be payable shall be as set forth in the Convertible Notes, the form of which is attached hereto as Exhibit A.

     2.1.7. Pursuant to Section 2.2.7. of the Indenture, the Convertible Notes shall be subject to redemption at the option of the Company as set forth in
Section 3.1 of this Supplemental Indenture.

     2.1.8. Pursuant to Section 2.2.8. of the Indenture, the Company shall not be obligated to redeem or purchase the Convertible Notes pursuant to any sinking fund or at the option of a Holder thereof prior to maturity.

     2.1.9. Pursuant to Section 2.2.9. of the Indenture, the Company shall be obligated to repurchase the Convertible Notes at the option of the Holders thereof as set forth in Article Twelve established under Section 3.2 of this Supplemental Indenture.

     2.1.10. Pursuant to Section 2.2.10. of the Indenture, the Convertible Notes shall be convertible into Ordinary Shares or Ordinary Shares in the form of ADSs at any time on or after May 2, 2001 and prior to the close of business on the third Business Day preceding April 2, 2006 or the Redemption Date fixed for any early redemption at the Conversion Price then in effect as set forth in Article Thirteen established under Section 4.1 of this Supplemental Indenture.

     2.1.11. Pursuant to Section 2.2.12. of the Indenture, the Convertible Notes shall be issued initially in the form of a Global Note in definitive, fully registered form without interest coupons in substantially the form of Exhibit A hereto, as more specifically described in Section 2.2 of this Supplemental Indenture.

     2.1.12. Pursuant to Section 2.2.13. of the Indenture, the Accreted Value of the Convertible Notes together with any accrued but unpaid interest thereon shall be payable upon declaration of acceleration thereof pursuant to Section
6.2 of the Indenture as amended by this Supplemental Indenture.

     2.1.13. Pursuant to Section 2.2.14. of the Indenture, the currency of denomination of the Convertible Notes shall be U.S. dollars.

     2.1.14. Pursuant to Section 2.2.15. of the Indenture, the currency in which payment of the principal of and interest on the Convertible Notes shall be U.S. dollars.

     2.1.15. Pursuant to Section 2.2.18. of the Indenture, the Convertible Notes shall not be secured by any collateral, except as may be provided in Section 6.1 of this Supplemental Indenture. The Convertible Notes shall not be guaranteed by any Person.

     2.1.16. Pursuant to Section 2.2.19 of the Indenture, the Events of Default which apply to the Convertible Notes and the right of the Trustee and Holders of Convertible Notes to declare the principal amount thereof due and payable pursuant to Section 6.2 of the Indenture as amended by this Supplemental Indenture are set forth in Article Five of this Supplemental Indenture.

     2.1.17. Pursuant to Section 2.2.20 of the Indenture, additions to or changes in the covenants set forth in Articles IV or V of the Indenture which apply to the Convertible Notes are set forth in Article Seven of this Supplemental Indenture.

     2.1.18. Pursuant to Section 2.2.21 of the Indenture, the Convertible Notes shall be unsecured, senior and unsubordinated obligations of the Company.

     2.1.19. Pursuant to Section 2.2.22 of the Indenture, the Company hereby appoints the Depository, the Paying Agents, the Conversion Agents and the Registrars as set forth in Section 2.4.

Section 2.2. Form and Dating.

     The Convertible Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Convertible Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Convertible Note shall be dated the date of its authentication. The Convertible Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Convertible Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

     2.2.1. Global Notes. Convertible Notes initially shall be represented by global notes which shall be deposited on behalf of the purchasers of the Convertible Notes represented thereby with the Depository at its New York office, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided (the "Global Note"). The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     2.2.2. Book-Entry Provisions. This Section 2.2.2 shall apply only to the Global Note deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.2.2., authenticate and deliver the Global Note that (i) shall be registered in the name of the Depository or the nominee of the Depository and
(ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in the Global Note.

     2.2.3. Certificated Convertible Notes. Convertible Notes issued in certificated form Pursuant to Section 2.14.2 of the Indenture shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of certificated Convertible Notes pursuant to Section 13.2 as set forth in
Section 4.1.

Section 2.3. Payment of Interest; Interest Rights Preserved.

     Interest on any Convertible Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Convertible Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Convertible Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such overdue interest and (to the extent lawful) interest on such overdue interest at the rate borne by the Convertible Notes (such overdue interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Convertible Notes (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Convertible Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.5, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Convertible Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Convertible Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Convertible Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Convertible Note.

Section 2.4. Depository and Paying Agent for Convertible Notes.

     The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Note.

     The Company initially appoints the Trustee and the Luxembourg Paying Agent to act as the Paying Agents, the Conversion Agents and the Registrars with respect to the Global Note.

Section 2.5. Calculations.

     All calculations relating to redemption and conversion, including adjustment of the Conversion Price, will be made to the nearest 0.01 of an Ordinary Share or other property or the nearest cent.


                                  ARTICLE THREE

                        ADDITIONAL REDEMPTION PROVISIONS

Section 3.1. Redemption at Option of the Company.

     Redemption of Convertible Notes at the election of the Company, as permitted or required by any provision of the Indenture or this Supplemental Indenture, shall be made in accordance with the following provisions:

     3.1.1. General Option of the Company.

     The Convertible Notes are redeemable at the option of the Company, in whole or in part, at any time on or after April 2, 2003, at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record of the Convertible Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that no such redemption may be made unless the closing price per Ordinary Share on the Singapore Exchange (translated into U.S. dollars at the Prevailing Exchange Rate on such Trading Day) or the ADSs on the Nasdaq National Market for any 20 Trading Days in a 30 consecutive Trading Day period ending not more than five days prior to the date on which notice of such redemption is given, is at least 125% of the Conversion Price (translated into U.S. dollars at the Fixed Exchange
Rate) or of the Conversion Price per ADS (translated into U.S. dollars at the Fixed Exchange Rate and taking into account the current 10:1 Ordinary Share-to-ADS ratio), in each case as adjusted through, and effective on, such notice date. Notwithstanding the foregoing, the Company may redeem the Convertible Notes in whole but not in part, at a Redemption Price equal to the Accreted Value, plus accrued and unpaid interest to the Redemption Date if at anytime the aggregate principal amount of the Convertible Notes Outstanding is less than 5% of the aggregate principal amount of the Convertible Notes originally issued hereunder.

     3.1.2. Redemption for Taxation Reasons.

     The Convertible Notes are redeemable at the option of the Company, in whole but not in part, on any date at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Singapore or any official or judicial authority thereof or therein having the power to tax, or any change in the general application or official or judicial interpretation of such laws, regulations or rulings, or any change in the general application or official or judicial interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Singapore is a party, which change, execution or amendment becomes effective on or after the original issue date of the Convertible Notes, the Company has been or will be required to pay Additional Amounts with respect to the Convertible Notes.

     3.1.3. Election to Redeem; Notice to Trustee; Opinion of Counsel.

     The election of the Company to redeem any Convertible Notes pursuant to
Section 3.1.1. or Section 3.1.2. shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, concurrently with the giving of notice to the Holders, notify the Trustee of such Redemption Date. Prior to any redemption pursuant to Section 3.1.2. the Company agrees to provide the Trustee with an Opinion of Counsel that the conditions precedent to such redemption have occurred. Prior to any redemption pursuant to Section 3.1.1, the Company agrees to provide the Trustee with an Officer's Certificate setting forth the relevant closing prices or the amount of Convertible Notes Outstanding and the amount originally issued and its conclusion that the conditions precedent to such redemption have occurred.

     3.1.4. Notice of Redemption.

     Notice of redemption shall be given in the manner provided below not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Convertible Notes to be redeemed.

     All notices of redemption shall set forth:

          (1)  the Redemption Date,

          (2) the Redemption Price and the amount of accrued and unpaid interest to the Redemption Date payable as provided in Section 3.1.6., if any,

          (3) that on the Redemption Date, the Redemption Price (and accrued and unpaid interest, if any, to the Redemption Date) payable as provided in Section 3.1.6. will become due and payable upon each such Convertible Note to be redeemed, and that interest thereon will cease to accrue on and after said date,

          (4)  whether the redemption is pursuant to Section 3.1.1. or Section
               3.1.2. and a brief description of such section, and

          (5) the place or places where such Convertible Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid interest, if any.

     Notice of redemption of Convertible Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, in which case the Trustee shall provide the Company with a notice stating the date on which such notice of redemption was mailed to Holders and/or proof that such notice of redemption was published.

     3.1.5. Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Convertible Notes which are to be redeemed on that date.

     3.1.6. Convertible Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Convertible Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Convertible Notes shall cease to bear interest. Upon surrender of any such Convertible Note for redemption in accordance with said notice, such Convertible Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Convertible Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 6.3.

     If any Convertible Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Convertible Notes.

     3.1.7. Selection of Convertible Notes to be Redeemed.

     Section 3.2 of the Indenture hereby is amended and restated with respect to the Convertible Notes as follows:

     If less than all the Convertible Notes are to be redeemed, the Trustee shall select the Convertible Notes to be redeemed by a method that complies with the requirements of the principal securities exchange, if any, on which the Convertible Notes are listed, or, if the Convertible Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Convertible Notes Outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Convertible Notes that have denominations larger than $1,000. Convertible Notes and portions of them it selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Supplemental Indenture that apply to Convertible Notes called for redemption also apply to Convertible Notes that are called for partial redemption. The Trustee shall notify the Company promptly of the Convertible Notes or portions of Convertible Notes to be called for redemption.

     If any Convertible Note selected for partial redemption is converted by the Holder in part after such selection, the partially converted portion of such Convertible Note shall be deemed (so far as may be) to have been redeemed for such purpose. Upon any redemption of less than all the Convertible Notes, the Company and the Trustee may treat as Outstanding any Convertible Notes surrendered for conversion during the period 15 days immediately preceding the mailing of a notice of redemption and need not treat as Outstanding any new Convertible Note authenticated and delivered during such period in exchange for the unconverted portion of any Convertible Note converted in part during such period.

Section 3.2. Repurchase at Option of Holders.

     The Convertible Notes shall contain the following provisions regarding repurchase at the option of Holders:

                                 ARTICLE TWELVE

                         REPAYMENT AT OPTION OF HOLDERS

Section 12.1. Applicability of Article.

     Upon the occurrence of a Repayment Event, each Holder of the Convertible Notes shall have the right to require repayment by the Company for all (or any portion equal to US$1,000 or any integral multiple thereof) of such Holder's Convertible Notes in cash at the Accreted Value, plus accrued and unpaid interest to the Repayment Date (subject to the right of Holders of record of the Convertible Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Repayment Date) in accordance with provisions of this Article Twelve.

Section 12.2. Repayment of Convertible Notes.

     The Company covenants that prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent accrued and unpaid interest on, all the Convertible Notes or portions thereof, as the case may be, to be repaid on such Repayment Date.

Section 12.3. Exercise of Option.

     In order to be repaid at the option of the Holder, any Convertible Note so providing for such repayment, with the "Notice to Elect Repayment" form thereon duly completed by the Holder (or by the Holder's attorney duly authorized in writing), must be received by the Company at its office or agency for such purpose specifying the principal amount of the Convertible Note submitted for repayment, not later than the date specified by the Company in its notice of the Repayment Event in accordance with Section 12.6. If less than the entire principal amount of such Convertible Note is to be repaid, the principal amount of such Convertible Note to be repaid, in increments of US$1,000, and the denomination or denominations of the Convertible Note or Convertible Notes to be issued to the Holder for the portion of the principal amount of such Convertible Note surrendered that is not to be repaid, must be specified. The principal amount of any Convertible Note may not be repaid in part if, following such repayment, the unpaid principal amount of such Convertible Note would be less than US$1,000. The exercise of the repayment option by the Holder of any Convertible Note shall be irrevocable unless waived by the Company.

Section 12.4. When Convertible Notes Presented for Repayment Become Due and Payable.

     Any Convertible Notes surrendered for repayment as provided in this Article shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Convertible Notes on such Repayment Date) such Convertible Notes shall cease to bear interest. Upon surrender of any such Convertible Note for repayment in accordance with such provisions the Repayment Price of such Convertible Note to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such

Convertible Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.3.

     If the Repayment Price of any Convertible Note surrendered for repayment shall not be so paid upon surrender thereof, such Repayment Price (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest borne by the Convertible Notes.

Section 12.5. Convertible Notes Repaid in Part.

     Subject to Section 2.2.3. in the case of Global Notes, upon surrender of any Convertible Note which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Convertible Note, without service charge and at the expense of the Company, a new Convertible Note or Convertible Notes of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Convertible Note so surrendered which is not to be repaid.

Section 12.6. Notice of Repayment Event.

     Notice of a Repayment Event shall be given in the manner provided for in
Section 1.5. as soon as practicable, but in no event later than five (5) Business Days after the Company becomes aware of the occurrence of such event, to the Trustee and each Holder of Convertible Notes.

     All notices of a Repayment Event shall identify the nature of such Repayment Event and its date of occurrence and state:

          (1) the Repayment Date, which shall be the date that is 45 days from the notice day (or, if not a Business Day, the next succeeding Business Day thereafter), and the latest date by which the "Notice to Elect Repayment" must be received, which shall be the date that is 10 days prior to the Repayment Date (or, if not a Business Day, the next succeeding Business Day thereafter);

          (2) the Repayment Price and the amount of accrued and unpaid interest to the Repayment Date payable as provided in Section 12.4, if any;

          (3) that on the Repayment Date, the Repayment Price (and accrued and unpaid interest, if any, to the Repayment Date payable as provided in Section 12.4) will become due and payable upon each such Convertible Note in relation to which a valid "Notice to Elect Repayment" has been received by the Company, and that interest thereon will cease to accrue on and after said date with respect to such Convertible Note; and

          (4) the place or places where such Convertible Notes are to be surrendered for payment of the Repayment Price and accrued and unpaid interest, if any.

               Notice of any Repayment Event shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, in which case the Trustee shall provide the Company with a notice stating the date on which such notice was mailed to Holders and/or proof that such notice was published, in each case in accordance with Section 1.5.

Section 3.3 Purchase of Convertible Notes.

     The Company or any Subsidiary of the Company may at any time and from time to time purchase Convertible Notes at any price in the open market or otherwise. Any Convertible Note so purchased may, to the extent permitted by applicable law and subject to any other contractual obligations of the Company, be held, re-issued, resold or surrendered to the Trustee for cancellation. In addition, the Company or any Subsidiary of the Company shall not be entitled to convert any such Convertible Note purchased by them.


                                  ARTICLE FOUR

                              CONVERSION PROVISIONS

Section 4.1. Conversion.

     The Convertible Notes shall contain the following provisions regarding conversion:

                                ARTICLE THIRTEEN

                            CONVERSION OF SECURITIES

Section 13.1. Conversion Right.

     Subject to the further provisions of this Article Thirteen, a Holder of a Convertible Note may convert such Convertible Note (or a portion thereof equal to US$1,000 or any integral multiple thereof) into Ordinary Shares of the Company at any time after May 2, 2001 and before the close of business on the third Business Day preceding Maturity or the Redemption Date fixed for any early redemption at the Conversion Price then in effect; provided, however, that, if such Convertible Note is called for redemption pursuant to Section 3.1 of this Supplemental Indenture, such conversion right shall terminate at the close of business on the third Business Day preceding the Redemption Date for such Convertible Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Convertible Note is redeemed) (such period during which the Convertible Notes are convertible, the "Conversion Period"). The number of Ordinary Shares issuable upon conversion of a Convertible Note (or a portion thereof equal to US$1,000 or any integral multiple thereof) shall be determined by dividing the aggregate principal amount (translated into Singapore dollars at the Fixed Exchange Rate) of the Convertible Note or portion thereof surrendered for conversion by the Conversion Price per Ordinary Share in effect on the Conversion Date. The Ordinary Shares issuable upon conversion will be duly authorized, validly issued, fully paid and nonassessable and will rank equally with all other Ordinary Shares.

     A Holder may elect to receive Ordinary Shares upon conversion in the form of ADSs. In such event, the Company shall, on behalf of such Holder, as soon as practicable, deliver to and deposit with the Depository or its custodian, in accordance with the applicable terms and conditions of the ADS Deposit Agreement, such number of Ordinary Shares such Holder would have received upon conversion had such Holder not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the Depository or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS depository by such Holder, the ADS depository will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable share-to-ADS ratio then in effect.

     A Convertible Note may not be converted if a Holder has delivered a "Notice to Elect Repayment" form in respect of such Convertible Note pursuant to Article Twelve exercising the option of such Holder to require repayment by the Company for such Convertible Note.

     Upon conversion, with effect from the Registration Date (as defined in Section 13.2), the person designated in the conversion notice will be registered as the holder of record of the applicable number of Ordinary Shares, but beginning on the Conversion Date (as defined in Section 13.2) such converting Holder shall cease to have any right as a Holder with respect to the Convertible Notes surrendered for conversion.

Section 13.2. Conversion Procedure.

     To convert a Convertible Note, a Holder must (a) complete and manually sign a conversion notice in substantially the form included in the form of Convertible Notes set forth in Exhibit A hereto and deliver such notice to the Conversion Agent at its own expense, (b) surrender the Convertible Note to the Conversion Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Conversion Agent, and (d) pay any required transfer or similar tax and make any other required payment. The date on which the Holder satisfies all of those requirements is the "Conversion Date."

     Immediately following deposit of a Convertible Note and conversion notice and payment by the converting Holder of any required amount in accordance with
Section 13.2, the Conversion Agent shall (i) verify that the conversion notice has been duly completed in accordance with its terms and purports to have been signed by or on behalf of the Holder of such Convertible Note named therein and
(ii) set out in the conversion notice (A) the deposit date and the Conversion Date in respect of the deposited Convertible Note, (B) the Conversion Price on Conversion Date and (C) the number of Ordinary Shares or ADSs issuable upon conversion of such deposited Convertible Note. The Conversion Agent shall reject such deposited Convertible Note if the conversion notice in respect of which has not been duly completed in accordance with its terms or does not purport to have been signed by or on behalf of the Holder of such Convertible Note named therein. The Conversion Agent shall send by facsimile to the Company a copy of the conversion notice as soon as practicable, but in any event no later than two Business Days, following such verification, and shall send by post, to the Company the original conversion notice as soon as practicable following any such request by the Company in writing. On deposit of a Convertible Note and a conversion notice (and payment by a converting Holder of any required amount) in accordance with Section 13.3, the Convertible Note and the Conversion Notice so deposited and any relevant amounts shall be deemed to be held by the Conversion Agent as the agent of the Company.

     No Holder will be entitled to receive physical share certificates in respect of the Ordinary Shares arising from the conversion of the Convertible Notes. Delivery of the Ordinary Shares shall be made by crediting such Ordinary Shares to a Holder's securities account or the securities account of a Holder's depository agent with CDP. The Company shall allot and issue the Ordinary Shares arising from the conversion of the Convertible Notes in accordance with instructions as set out in the conversion notice and shall deliver to CDP the share certificate(s) relating to such Ordinary Shares in the name of CDP for the credit of the Holder's securities account or the securities account of Holder's depository agent securities account as specified in the Conversion Notice as soon as practicable, and in any event not later than 14 days, after the Conversion Date (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations). The Company will register the Person or Persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in its share register. The Person or Persons specified for that purpose will become the holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register (the "Registration Date").

     The Ordinary Shares issued upon conversion of the Convertible Notes will in all respects be fully paid and nonassessable and rank equally with all the Ordinary Shares in issue on the relevant Registration Date. A holder of Ordinary Shares issued on conversion of Convertible Notes shall not be entitled to any rights of a shareholder the record date for which precedes the relevant Registration Date.

     If the record date for the payment of any dividend or other distribution in respect of the Ordinary Shares is on or after the Conversion Date in respect of any Convertible Notes converted, but before the Registration Date, the Company shall pay to the converting Holder an amount equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record of such number of Ordinary Shares issued upon conversion (disregarding any retroactive adjustment of the Conversion Price pursuant to the fourth paragraph of Section 13.5), and will make such payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter.

     No payment or adjustment will be made for accrued and unpaid interest on dividends on the Ordinary Shares on a Convertible Note delivered for conversion. The delivery to a Holder of the fixed number of Ordinary Shares or ADSs into which the Convertible Note is convertible will be deemed to satisfy the Company's obligation to pay the principal amount and any accrued and unpaid premium and interest attributable to the period from the Interest Payment Date immediately preceding the Conversion Date to the Conversion Date.

     If any Holder surrenders a Convertible Note for conversion after the close of business on the Regular Record Date relating to the Interest Payment Date but before the opening of business on the related Interest

Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of such Convertible Note on such Regular Record Date. In such event, unless such Convertible Note has been called for redemption on a Redemption Date prior to such Interest Payment Date, such Convertible Note, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to a Person designated by the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Convertible Note, the Convertible Note shall not be converted. If the Company defaults in the payment of interest payable on the Interest Payment Date, such funds shall be repaid to the Holder.

     Fractions of Ordinary Shares will not be issued on conversion and will not be deposited with the Depository, and no cash adjustments will be made in respect of any such fraction of Ordinary Shares. Under the ADS Deposit Agreement, the Depository will not issue fractions of ADSs. To the extent the Depository does not accept a certain number of Ordinary Shares for deposit pursuant to the ADS Deposit Agreement, the Conversion Agent will sell the Ordinary Shares representing such fractional ADSs and will distribute the net proceeds of the sale to the Holder.

     If a Holder converts more than one Convertible Note at the same time, the number of Ordinary Shares or ADSs issuable upon the conversion shall be based on the aggregate principal amount of Convertible Notes converted. Upon surrender of a Convertible Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Convertible Note equal in principal amount to the unconverted portion of the Convertible Note surrendered.

     A conversion notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect conversion notice. All costs and expenses incurred by an incomplete or incorrect conversion notice will be for the account of the relevant Holder.

Section 13.3. Taxes and Expenses on Conversion.

     As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Singapore in respect of the allotment, issuance of the Ordinary Shares and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the issue or delivery of the Ordinary Shares upon conversion. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion. If a Holder elects to receive Ordinary Shares upon conversion in the form of ADSs, the Holder shall pay all amounts pursuant to this Section 13.3 in addition to the fees and expenses of the Depository pursuant to the ADS Deposit Agreement.

Section 13.4. Adjustment of Conversion Price.

     The Conversion Price per Ordinary Share shall be adjusted from time to time by the Company as follows:

     In each case, the adjusted Conversion Price is determined by multiplying the Conversion Price before adjustment, denoted as "P", by an applicable adjustment factor. The formulae for determining the adjustment factors are set forth in the following subsections. In each case, the Conversion Price will be adjusted with effect from the end of business in Singapore on the applicable Adjustment Effective Date.

     (a) If the Company:

          (i) pays a dividend or makes a distribution on any class of its Capital Stock in the form of Ordinary Shares other than a cash dividend or distribution that permits the recipient to elect to receive Ordinary Shares instead of cash (all reference to "dividend" in this Section 13.4 (a)(i) being a dividend other than an Extraordinary Dividend defined below);

          (ii) splits or reclassifies the outstanding Ordinary Shares into a greater number of Ordinary Shares; or

          (iii) consolidates or reclassifies the outstanding Ordinary Shares into a lesser number of Ordinary Shares,

the Conversion Price will be adjusted as follows:

                                                    X
               Adjusted Conversion Price = P   x   ---
                                                    Y

where:

     "X" means the number of Ordinary Shares outstanding immediately prior to the effectiveness of the relevant event giving rise to the adjustment; and

     "Y" means the number of Ordinary Shares outstanding immediately after effectiveness of the relevant event giving rise to the adjustment.

     The Adjustment Effective Date, in the case of (a)(i) above, shall be the record date set for the relevant dividend or distribution giving rise to the adjustment. The Adjustment Effective Date, in the case of (a)(ii) and (a)(iii) above, shall be the date on which the relevant split, consolidation or reclassification giving rise to the adjustment becomes effective.

     (b) If (i) the Company issues or distributes Ordinary Shares, or any of its Subsidiaries issues or distributes any securities or rights which are convertible into or exchangeable for Ordinary Shares, or issues or distributes any warrants or rights to purchase or subscribe for Ordinary Shares, in each case, to all or substantially all holders of

Ordinary Shares; and (ii) the applicable issuance, distribution, conversion, exchange, purchase or subscription price per Ordinary Share, after taking into account any per share consideration received by the Company in respect of such issuance or distribution, is below 95% of the Average Market Price as of the date of announcement of details concerning such applicable issuance, distribution, conversion, exchange, purchase or subscription price; provided, however, that this Section 13.4(b) shall not apply to issuances or distributions made pursuant to Section 13.4(a).

the Conversion Price will be adjusted as follows:

                                                    (S + f)
               Adjusted Conversion Price = P  x   -----------
                                                    (S + a)

where:

     "S" means the number of Ordinary Shares outstanding at the close of business on the date of announcement of details concerning such applicable issuance, distribution, conversion, exchange, purchase or subscription price;

     "f" means the number of additional Ordinary Shares which the aggregate applicable issuance, distribution, conversion, exchange, purchase or subscription price, reduced by any aggregate consideration received by the Company in respect of such issuance or distribution, would purchase at the Average Market Price as of such date of announcement; and

     "a" means the number of additional Ordinary Shares which are issued or distributed or are initially issuable or distributable under such issuance or distribution or under the terms of the securities or rights issued or distributed in such issuance or distribution.

     The Adjustment Effective Date for an adjustment pursuant to this subsection
(b) shall be the record date the Company sets for such issuance or distribution.

     In case of any adjustment as a result of issuance of Ordinary Shares by way of a rights offering to all or substantially all holders of Ordinary Shares, the Company may elect to defer the effectiveness of that adjustment until the subscription period applicable to such rights offering has expired. In that case, the Conversion Price shall be adjusted using elements "f" and "a" in the above formula that are calculated on the basis of the actual number of the Ordinary Shares issued and aggregate purchase price actually paid in the rights offering. The adjustment shall take effect retroactively from the record date the Company sets for such rights offering.

     (c) If the Company issues or distributes, for less than 95% of their fair market value, to all or substantially all holders of Ordinary Shares, any

          (i) securities other than as described in (a) or (b) above or (e) below,

          (ii) assets, other than cash dividends addressed in (d) below or other cash dividends in kind, in each case declared and paid in the ordinary course (as described below), but, for the avoidance of doubt, including any dividend or portion of such dividend which constitutes a redemption of share capital as part of a reduction in par value of the Ordinary Shares, or

          (iii) rights to acquire those securities or assets described in subsection (i) and (ii) above,

the Conversion Price will be adjusted as follows:

                                                  (M - d)
               Adjusted Conversion Price = P x   ----------
                                                     M

where:

     "M" means the Average Market Price per Ordinary Share as of the date of announcement of terms of such issuance or distribution; and

     "d" means the fair market value of the portion of the securities, assets or rights to acquire such securities, assets or rights per Ordinary Share, less any per share consideration received by the Company in respect of such portion. The fair market value will be as determined by the Board of Directors of the Company, which determination will be conclusive and calculated on the last Trading Day preceding such date of announcement.

     For purposes of this paragraph (c), dividends "in the ordinary course" shall mean, with respect to any fiscal year, the declaration and payment by the Company of no more than (x) an interim dividend with respect to its interim financial results for such fiscal year and (y) a final dividend with respect to its full year financial results for such fiscal year.

     The Adjustment Effective Date, in the case of this subsection (c), shall be the record date set for the relevant dividend or distribution giving rise to the adjustment.

     (d) If the Company issues or distributes an Extraordinary Dividend in the form of cash (as described below), the Conversion Price will be adjusted as follows:

                                                  (M - e)
               Adjusted Conversion Price = P x  -----------
                                                     M

where:

     "M" has the same meaning as in subsection (c) above; and

     "e" means the amount of Extraordinary Dividend payable per Ordinary Share.

     For purposes of this subsection (d), with respect of a dividend on a certain date, an Extraordinary Dividend occurs if the Total Current Dividend as of such date equals or exceeds on a per share basis:

          (i) if the Company has never declared or paid any cash dividend: 2% of the One-Year Average Closing Price of the Ordinary Shares; or

          (ii) if the Company has declared and paid at least one cash dividend: the lower of (A) twice the Reference Dividend and (B) the Reference Dividend plus 1% of the One-Year Average Closing Price of the Ordinary Shares.

     The Extraordinary Dividend shall be, in the case of (i) above, the amount by which the Total Current Dividend exceeds 2% of the One-Year Average Closing Price, and in the case of (ii) above, the amount by which the Total Current Dividend exceeds the Reference Dividend.

     The Adjustment Effective Date, in the case of this subsection (d), shall be the record date set for the relevant dividend or distribution giving rise to the adjustment.

     (e) If the Company pays a dividend or makes a distribution to all or substantially all holders of its Ordinary Shares consisting of shares of any class or series, or similar equity interests, of or relating to any of its Subsidiaries or other business units, the Conversion Price will be adjusted as follows:

                                                     (D)
               Adjusted Conversion Price = P x   ------------
                                                   (D + v)


where:

     "D" means the arithmetic mean of the daily Post-Distribution Prices of the Ordinary Shares for the 10 Trading Days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the Singapore Exchange or such other principal exchange or market of which the Ordinary Shares are then listed or quoted (the "Ex-Dividend Date").

     "v" means the fair market value of portion of the securities distributed as is attributable to one Ordinary Share, less any consideration received by the Company in respect of such portion.

     For purposes of this subsection (e):

     The Adjustment Effective Date, in the case of this subsection (e), shall be the record date set for the relevant dividend or distribution giving rise to the adjustment.

     (f) If the Company determines after consultation with the Trustee that any other adjustment should be made to the Conversion Price, the Company will make such adjustment which is fair and reasonable in the opinion of its Board of Directors.

     For purposes of subsection (a) to (f) above, as applicable:

Section 13.5. General Provisions Relating to Adjustment.

     The Company may not reduce the Conversion Price from time to time so that on conversion, Ordinary Shares would be issued at a discount to their par value. Except in the case of a consolidation or reclassification of Ordinary Shares pursuant to Section 13.4(a)(iii), the Conversion Price will not be increased as a result of any adjustment.

     In case of an adjustment that becomes effective on the record date of an issuance or distribution giving rise to the adjustment, if the actual amount of adjustment cannot be determined on such record date because certain terms of issuance or distribution have not been determined, the Company may elect to defer the effectiveness of such adjustment until it can be determined and such adjustment will take effect retroactively from the record date set for such issuance or distribution. In such case, the Company shall issue additional Ordinary Shares, as a result of such adjustment, to the Holders who surrendered for conversion between such record date and the date on which such adjustment is determinable.

     If any doubt arises as to the appropriate adjustment to the Conversion Ratio, a certificate of the Company's auditors at the time will be conclusive and binding on all concerned except in the case of manifest error.

     No adjustment will be made to the Conversion Price where the adjustment, rounded to the nearest cent as provided below, if applicable, would be less than one percent of the Conversion Price then in effect. On any adjustment, the resulting Conversion Price will be rounded to the nearest cent (or the smaller of the nearest cent in the case of two equally near cents). Any adjustment not required to be made and any amount by which the Conversion Price will be rounded will be carried forward and taken into account in any subsequent adjustment.

     No adjustment will be made to the Conversion Price where Ordinary Shares or other securities, options or rights to subscribe for or purchase Ordinary Shares or other securities are issued pursuant to any stock option or purchase programs, plans or similar arrangements approved by the Board of Directors or the shareholders of the Company.

     If a Conversion Date falls prior to the Adjustment Effective Date of an adjustment of the Conversion Price in circumstances where the issuance of Ordinary Shares in respect of the exercise of relevant conversion right falls on or after such Adjustment Effective Date, the Company shall issue to the relevant Holder the additional number of Ordinary Shares to which that Holder would have been entitled had the relevant Conversion Date fallen immediately following the Adjustment Effective Date.

     Whenever the Company plans to take action that will result in the adjustment of the Conversion Price under Section 13.4 or the Conversion Price has been adjusted, the Company shall promptly notify Holders in a manner prescribed by Section 1.5. and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it. For as long as the Convertible Notes are listed on the Luxembourg Stock Exchange, and the rules of such stock exchange so require, the Company shall inform Kredietbank SA Luxembourgeoise in its capacity as the Company's listing agent of any adjustment of the Conversion Price.

     The Trustee has no duty to determine when an adjustment under this Article Thirteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the Convertible Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article Thirteen. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 13.5 as the Trustee.

     The Company may, from time to time to the extent permitted by applicable law, reduce the Conversion Price of the Convertible Notes, at the sole discretion of the Board of Directors, by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such decrease. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Ordinary Shares resulting from any dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or from any event treated as such for income tax purposes.

Section 13.6. Covenants Relating to Conversion Rights.

     The Company shall, prior to issuance of any Convertible Notes hereunder, and from time to time as it may be necessary, reserve, out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of all Convertible Notes Outstanding into Ordinary Shares. All Ordinary Shares delivered upon conversion of the Convertible Notes shall be duly authorized, validly issued, fully paid and nonassessable.

     The Company covenants that if any Ordinary Shares to be provided for the purpose of conversion of Convertible Notes hereunder require registration with or approval of any governmental authority before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as practicable endeavor to secure such registration or approval, as the case may be.

Section 13.7. Conversion Duties of the Conversion Agent.

     The Conversion Agent shall (i) accept deposit on behalf of the Company of any Convertible Note which the holder thereof desires to convert (and in respect of which a conversion notice is deposited with the Convertible Agent prior to the Conversion Date) together with a conversion notice duly completed and signed (where necessary); (ii) require each converting Holder to pay in accordance with
Section 13.3 all stamp, issue, registration, excise and similar taxes or duties or transfer costs (if any) (other than as specified in clause (iii) below) arising on conversion in the country in which the Convertible Note is deposited for conversion or payable in any jurisdiction consequent upon the issue, delivery or transfer of Ordinary Shares or ADSs or any other property or cash upon reversion to or to the order of a person other than the converting Holder; and (iii) require the Company to pay in accordance with Section 13.3 all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion.

Section 13.8. Exercise of Conversion Rights by the Trustee.

     The Trustee may, at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date six days immediately prior to, and ending at the close of business on the third Business Day immediately prior to April 2, 2006 or the Redemption Date fixed for any early redemption of the Convertible Notes (on behalf of the relevant Holders, absent instructions to the contrary) by notice in writing to the Company exercise the conversion rights in respect of such Convertible Notes due for redemption on such date and in respect of which conversion rights have not previously been exercised by Holders if the Trustee is satisfied or is advised by an investment bank of international repute appointed by the Trustee that the net proceeds of an immediate sale of the Ordinary Shares arising from such conversion (disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would be likely to exceed by 5% or more the net proceeds on redemption of the Convertible Notes.

     All of the Ordinary Shares issued or delivered on such conversion shall be sold by, or on behalf of, the Trustee as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue, transfer or registration duties (if any) and any costs incurred by the Trustee in connection with the issue, delivery and sale thereof) the net proceeds of sale together with accrued and unpaid interest (if any) in respect of such Convertible Notes shall (if not in U.S. dollars) be converted into U.S. dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate and be held by the Trustee and distributed ratably to the holders of such Convertible Notes. The amount payable to such holder shall be treated for all purposes as the full amount due from us in respect of such Convertible Notes.

     The Trustee shall have no liability in respect of the exercise or non-exercise of its discretion pursuant to the above or the timing of such exercise or in respect of any such sale of Ordinary Shares or conversion of any amounts into U.S. dollars, whether for the timing of any such sale or conversion, the price at which any such Ordinary Shares are sold, the rate at which any such amounts are converted into U.S. dollars or the inability to sell any such Ordinary Shares or make such conversion or otherwise. In the event the Trustee exercises conversion rights on behalf of any Holders of Convertible Notes pursuant to this Section 13.8, notice of such exercise will be published in a manner prescribed in Section 1.5.

     Any reference in this Supplemental Indenture to principal in respect of the Convertible Notes shall, unless the context otherwise requires, also be deemed to refer to any amounts which may be payable pursuant to the above."


                                  ARTICLE FIVE

           DEFAULTS AND REMEDIES WITH RESPECT TO THE CONVERTIBLE NOTES

     The Convertible Notes shall have the benefit of the following provisions which shall replace Section 6.1, Section 6.2, and Section 6.3 of the Indenture, respectively, in their entirety with respect to the Convertible Notes:

Section 6.1. Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of the principal of any of the Convertible Notes at Maturity; or

          (2) default in the payment of any premium or interest on any of the Convertible Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (3) default in the performance, or breach, of any covenant or agreement of the Company in this Supplemental Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Convertible Notes Outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (4) (A) there shall have occurred one or more defaults by the Company or any Material Subsidiary in the payment of the principal of Indebtedness aggregating US$30 million or more, when the same becomes due and payable at the Stated Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or any Material

     Subsidiary aggregating US$30 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the Stated Maturity thereof; and, in each case, continuance of such default or non-annulment of such acceleration for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Convertible Notes Outstanding a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) (A) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its Material Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Material Subsidiaries for the benefit of its creditors under any applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Material Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or (B) the institution by the Company or any of its Material Subsidiaries of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief for the benefit of its creditors under any applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Section 6.2. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Convertible Notes Outstanding may declare the Accreted Value of all the Convertible Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Accreted Value shall become immediately due and payable.

     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Convertible Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

               (A)  all overdue interest on all Convertible Notes Outstanding,

               (B) all unpaid principal of any Convertible Notes Outstanding which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Convertible Notes,

               (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Convertible Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of amounts of principal of or interest on Convertible Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Section 5.2.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if

          (a) default is made in the payment of any installment of interest on any Convertible Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of any Convertible Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Convertible Notes, the whole amount then due and payable on such Convertible Notes for principal, premium and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest or premium, at the rate borne by the Convertible Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Convertible Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Convertible Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Supplemental Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


                                   ARTICLE SIX

                                    COVENANTS

Section 6.1. Consolidation, Merger, Conveyance, Transfer or Lease

     The following provisions shall replace Article Five of the Indenture in its entirety with respect to the Convertible Notes:


                                   "ARTICLE V

                                   SUCCESSORS

     Section 5.1. Company May Consolidate, etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other corporation or, together with or through one or more of its Subsidiaries, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any Person, unless:

          (1) (A) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (a) shall be a corporation, partnership or trust or other entity organized and validly existing under the laws of Singapore or the United States and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in a form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, and premium and interest, on all the Convertible Notes and the performance and observance of every covenant of this Supplemental Indenture and the Indenture on the part of the Company to be performed or observed , and (B) such supplemental indenture shall (a) provide that the Holder of each Convertible Note then Outstanding will have the rights, during the Conversion Period, to convert the Convertible Note into the kind and amount of Ordinary Shares, other securities, cash or other assets (with the Conversion Price appropriately allocated to such Ordinary Shares, other securities, cash or other assets) receivable upon the consolidation, merger, sale or similar events by a Holder of the number of Ordinary Shares into which the Convertible Note might have been converted immediately prior to that consolidation, merger, sale, transfer or similar events, and (b) provide for adjustments to Conversion Price which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for under
     Section 13.4;

          (2) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

          (3) the Company or such Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the relevant terms and conditions of this Supplemental Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

     This Section shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.

Section 5.2. Successor Person Substituted.

     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Supplemental Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Supplemental Indenture or any successor Person which shall theretofore become such in the manner described in Section 5.1), except in the case of a lease, shall be discharged of all obligations and covenants under this Supplemental Indenture and the Convertible Notes and may be dissolved and liquidated.

Section 6.2. Negative Pledge.

     The following additional covenant shall apply to the Convertible Notes:

     6.2.1. So long as any Convertible Note remains Outstanding, the Company shall not, and shall procure that none of its Material Subsidiaries shall, create or permit to subsist any security interest upon the whole or any part of any present or future property or assets to secure the repayment of, or any guarantee or indemnity in respect of, any International Investment Securities without (i) at the same time or prior thereto securing the Convertible Notes equally and ratably with such securities or otherwise in a manner satisfactory to the Trustee or (ii) providing such other security for the Convertible Notes as the Trustee may, in its absolute discretion, deem to be not materially less beneficial to the holders of Convertible Notes or as may be approved by an extraordinary resolution of the Holders of Convertible Notes.

     6.2.2. The foregoing restriction shall not apply to any security interest upon the whole or a part of any property or assets of the Company or any of its Material Subsidiaries, which security interest is:

          (i) to secure any Indebtedness evidenced by International Investment Securities issued by the Company or by any of its Material Subsidiaries in each case solely for the purposes of financing the cost of the purchase, development, construction, equipping, alteration, repair or improvement of any property or assets acquired by the Company or by any of its Material Subsidiaries after April 2, 2001; provided that (A) the security interest is confined to such property or assets, (B) the principal amount of the International Investment Securities secured by such security interest shall not exceed such cost and (C) the security interest attaches to such property or assets concurrently with or within 120 days of the time of the acquisition of such property or assets or the completion of the activity being financed;

          (ii) to secure any Indebtedness evidenced by International Investment Securities existing on (A) any property or asset of any entity at the time the Company or one of its Subsidiaries acquire such entity after April 2, 2001, whether by merger, consolidation or otherwise or (B) any property or asset at the time it is acquired by the Company or one of its Subsidiaries after April 2, 2001; provided that in each case such security interest shall not have been created in contemplation of or in connection with such acquisition;

          (iii) a renewal, extension or replacement (in whole or in part) of any security interest permitted in subsections (i) and (ii) above of this
     Section 6.2.2.

Section 6.3. Payment of Principal, Interest and Additional Amounts.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of and premium and interest on the Convertible Notes in accordance with the terms of the Convertible Notes and this Supplemental Indenture.

     All payments of, or in respect of, principal of and premium and interest on the Convertible Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Singapore or any authority thereof or therein having power to tax unless these taxes, duties, assessments or governmental charges are required to be withheld or deducted. In that event, the Company agrees to pay by way of additional interest such additional amounts of, or in respect of, principal, premium and interest as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges of Singapore) in the payment to each Holder of a Convertible Note of the amounts that would have been payable in respect of such Convertible Notes had no withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

          (i) any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that such Holder:

               (A) was for Singapore tax purposes treated as a resident of Singapore or who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his being connected with Singapore other than the mere ownership of, or receipt of payment under, such Convertible Note; or

               (B) presented such Convertible Note more than 30 days after the date on which the payment in respect of such Convertible Note first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Convertible Note for payment on any day within such period of 30 days;

          (ii) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

          (iii) any tax, duty, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payment of principal of or premium or interest on the Convertible Notes;

          (iv) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Convertible Note with a request by the Company addressed to the Holder (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or

          (v) any combination of the items listed above;

          nor shall Additional Amounts be paid with respect to any payment of the principal of or premium or interest on any Convertible Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the payment to the extent that payment would be required by the laws of Singapore to be included in income for tax purposes of the fiduciary if the beneficial owner would not otherwise have been entitled to the Additional Amounts.

     Any reference herein to the payment of the principal of or interest on any Convertible Note shall be deemed to include the payment of Additional Amounts provided for in this Supplemental Indenture to the extent that, in such context, Additional Amounts are, were or would be payable under this Supplemental Indenture.

Section 6.4. Maintenance of Office or Agency.

     The Company will maintain in Luxembourg, Singapore and The City of New York an office or agency where Convertible Notes may be presented or surrendered for payment, where Convertible Notes may be presented for conversion, where Convertible Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Convertible Notes and this Supplemental Indenture may be served. The principal office of the Company shall serve as the office or agency of the Company in Singapore. The office of the Trustee in The City of New York shall serve as such office or agency of the Company in The City of New York. The offices of Kredietbank SA Luxembourgeoise (the "Luxembourg Paying Agent") in Luxembourg shall serve as the office or agency of the Company in Luxembourg. The Company will give prompt written notice to the Trustee of any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the addresses thereof, such presentations, surrenders, notices and demands may be made or served at the offices of the Trustee or the Luxembourg Paying Agent in the relevant locations, and the Company hereby appoints the Trustee and the Luxembourg Paying Agent as its Paying Agent to receive all such presentations, surrenders, notices and demands. The Security Register of the Convertible Notes will be kept by the Trustee in New York. The Company also hereby appoints the Trustee and the Luxembourg Paying Agent as Conversion Agents.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of Luxembourg or The City of New York) where the Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each of Luxembourg and The City of New York for such purposes and provided, further, that the Company shall be required at all times to maintain such an office or agency in each place of payment for the Convertible Notes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                                  ARTICLE SEVEN

                                  MISCELLANEOUS

Section 7.1. Effect of Headings.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.2. Successors and Assigns.

     All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 7.3. Separability Clause.

     In case any provision in this Supplemental Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.4. Governing Law.

     THIS SUPPLEMENTAL INDENTURE AND THE CONVERTIBLE NOTES ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.5 Satisfaction and Discharge; Defeasance.

     Section 8.1 through Section 8.4 of the Indenture, regarding satisfaction and discharge, legal defeasance and covenant defeasance with respect to the Securities of any Series shall not be applicable to the Convertible Notes.

Section 7.6. Repayment to Company.

     Section 8.5 of the Indenture is hereby amended and restated with respect to the Convertible Notes as follows:

     The Trustee and the Paying Agent shall pay to the Company upon request any money held by them in trust for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person. All liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Claims in respect of payment of principal of, and interest on, the Convertible Notes will be prescribed unless made within a period of ten years, in the case of principal and premium, and five years, in the case of interest, from the date when the relevant principal, premium or interest becomes due and payable.

Section 7.7. Place of Payment.

     Section 9.3(f) of the Indenture hereby is amended and restated with respect to the Convertible Notes as follows:

          Without the consent of each Securityholder affected, such amendment or waiver may not: (f) change the place of payment or make the principal of or interest, if any, on any Security payable in any currency other than that stated in the Security.

Section 7.8. Jurisdiction.

     The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or State court located in the State of New York, County of New York ("New York Court"); and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed CT Corporation System as its authorized agent (the "Company's Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated herein which may be instituted in any New York Court and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company consents to process being served in any action or proceeding by mailing a copy thereof by registered or certified mail to the Company's Authorized Agent. The Company hereby represents and warrants that the Company's Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company's Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Supplemental Indenture may be instituted in any other court of competent jurisdiction, including those in Singapore.





           [The rest of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.


                                            CHARTERED SEMICONDUCTOR
                                            MANUFACTURING LTD



                                            By: /s/ CHIA SONG HWEE
                                               ---------------------------------
                                            Name:  Chia Song Hwee
                                            Title: Senior Vice President, Chief
                                                   Financial Officer and Chief
                                                   Administrative Officer





                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Trustee



                                            By: /s/ ROBERT  REYNOLDS
                                               ---------------------------------
                                            Name:  Robert Reynolds
                                            Title: Vice President

                                                                       Exhibit A


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITORY.1


                  CHARTERED SEMICONDUCTOR MANUFACTURING LTD

                     2.50% Senior Convertible Notes due 2006

No.                                                           US$
    ----                                                         ---------------

CUSIP No. 16133RAA4

     Chartered Semiconductor Manufacturing Ltd, a corporation duly organized and existing under the laws of Singapore (herein called the "Company", which term includes any successor Person under the Supplemental Indenture hereinafter
referred to), for value received, hereby promises to pay to                or
                                                            --------------
registered assigns, 115.493% of the principal sum of               United States
                                                     -------------
Dollars on April 2, 2006, at the office or agency of the Company referred to below, and to pay interest thereon in arrears commencing October 2, 2001 and semi-annually thereafter, on April 2, and October 2 in each year, at the rate of 2.50% per annum accruing from April 2, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Convertible Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Supplemental Indenture, be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 18 or September 17 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, and such overdue interest, and (to the extent lawful) interest on such overdue interest at the rate borne by the Convertible Notes, may be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Convertible Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Supplemental Indenture. Payment of the principal of and interest on this Convertible Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, Luxembourg, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.




----------
1 This paragraph should be included only if the Note is issued in global form.

     Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Convertible Note shall not be entitled to any benefit under the Indenture, as supplemented by this Supplemental Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                            CHARTERED SEMICONDUCTOR
                                               MANUFACTURING LTD



                                            By
                                              ----------------------------------



                                            By
                                              ----------------------------------



                                            Dated:


                          CERTIFICATE OF AUTHENTICATION

     This is one of the Convertible Notes referred to in the within-mentioned Supplemental Indenture.


                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Trustee



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                      [Form of Reverse of Convertible Note]

                     2.50% Senior Convertible Notes due 2006

     Unless and until it is exchanged in whole or in part for Notes in certificated form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.2

     This Convertible Note is one of a duly authorized issue of securities of the Company designated as its 2.50% Senior Convertible Notes due 2006 (herein called the "Convertible Notes"), limited (except as otherwise provided in the Supplemental Indenture referred to below) in aggregate principal amount of up to US$575,000,000, which may be issued under an indenture (the "Indenture"), dated as of April 2, 2001, as supplemented by a supplemental indenture (herein called the "Supplemental Indenture"), dated as of April 2, 2001, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Supplemental Indenture), to which Indenture and Supplemental Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Convertible Notes, and of the terms upon which the Convertible Notes are, and are to be, authenticated and delivered.

     This Convertible Note may be redeemed or repurchased as set forth in the Supplemental Indenture and summarized below. In the event the Company redeems or repurchases this Convertible Note for any reason at a time other than April 2, 2006, the "Redemption Price" will equal 100% of the principal amount of this Convertible Note together with a premium calculated to provide a Holder with an annual yield of 5.25% from April 2, 2001 to the date of such redemption or repurchase, computed on a semi-annual internal rate of return bond equivalent basis, taking into account all interest paid on this Convertible Note and treating as having been paid when due all interest accrued and unpaid on this Convertible Note through the date of determination.

     This Convertible Note is redeemable at the option of the Company, as a whole but not in part, on any date at a Redemption Price determined as described above, plus any accrued and unpaid interest to the Redemption Date if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Singapore or any official or judicial authority thereof or therein having power to tax, or any change in the general application or official or judicial interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Singapore is a party, which change, execution or amendment becomes effective on or after the original issue date of the Convertible Notes, the Company has been or shall be required to pay Additional Amounts with respect to the Convertible Notes.

     This Convertible Note is redeemable at the option of the Company, in whole or in part, at any time on or after April 2, 2003, at a Redemption Price determined as described above, plus any accrued and unpaid interest to the Redemption Date; provided, however, that no such redemption may be made unless the closing price per Ordinary Share on the Singapore Exchange (translated into U.S. dollars at the Prevailing Exchange Rate on such Trading Day) or the ADSs on the Nasdaq National Market for any 20

----------
2 This paragraph should be included only if the Note is issued in global form.

Trading Days in a 30 consecutive Trading Day period ending not more than five days prior to the date on which notice of such redemption is given, is at least 125% of the Conversion Price (translated into U.S. dollars at the Fixed Exchange
Rate) or of the Conversion Price per ADS (translated into U.S. dollars at the Fixed Exchange Rate specified in the Supplemental Indenture and taking into account the current 10:1 Ordinary Share-to-ADS ratio), in each case as adjusted through, and effective on, such notice date.

     Notwithstanding the foregoing, the Company may redeem all of the Convertible Notes Outstanding, including this Convertible Note, at a Redemption Price determined as described above, plus any accrued and unpaid interest to the Redemption Date if at any time the aggregate principal amount of the Convertible Notes Outstanding is less than 5% of the aggregate principal amount of the Convertible Notes originally issued.

     The Trustee may, at its absolute discretion (and without any responsibility for any loss occasioned thereby), within the period commencing on the date six days immediately prior to, and ending at the close of business on the third Business Day immediately prior to April 2, 2006 or the Redemption Date fixed for any early redemption of the Convertible Notes (on behalf of the relevant Holders, absent instructions to the contrary) by notice in writing to the Company exercise the conversion rights in respect of such Convertible Notes due for redemption on such date and in respect of which conversion rights have not previously been exercised by Holders if the Trustee is satisfied or is advised by an investment bank of international repute appointed by the Trustee that the net proceeds of an immediate sale of the Ordinary Shares arising from such conversion (disregarding any liability (other than a liability of the Trustee) to taxation or the payment of any capital, stamp, issue or registration duties consequent thereon) would be likely to exceed by 5% or more the amount of the redemption moneys and interest which would otherwise be payable in respect of such unexercised Convertible Notes.

     All of the Ordinary Shares issued or delivered on such conversion shall be sold by, or on behalf of, the Trustee as soon as practicable, and (subject to any necessary consents being obtained and to the deduction by the Trustee of any amount which it determines to be payable in respect of its liability to taxation and the payment of any capital, stamp, issue, transfer or registration duties (if any) and any costs incurred by the Trustee in connection with the issue, delivery and sale thereof) the net proceeds of sale together with accrued and unpaid interest (if any) in respect of such unexercised Convertible Notes shall (if not in U.S. dollars) be converted into U.S. dollars in such manner and at such time and at such rates as the Trustee shall consider appropriate and be held by the Trustee and distributed ratably to the holders of such unexercised Convertible Notes. The amount payable to such holder shall be treated for all purposes as the full amount due from us in respect of such Convertible Notes.

     The Trustee shall have no liability in respect of the exercise or non-exercise of its discretion pursuant to the above or the timing of such exercise or in respect of any such sale of Ordinary Shares or conversion of any amounts into U.S. dollars, whether for the timing of any such sale or conversion, the price at which any such Ordinary Shares are sold, the rate at which any such amounts are converted into U.S. dollars or the inability to sell any such Ordinary Shares or make such conversion or otherwise. In the event the Trustee exercises conversion rights on behalf of any Holders of Convertible Notes pursuant to Section 13.8 of the Supplemental Indenture, notice of such exercise will be published in a manner prescribed in Section 1.5 of the Supplemental Indenture.

     This Convertible Note, or a portion thereof equal to US$1,000 or any integral multiple thereof, is subject to repayment by the Company at the option of the Holder hereof upon the occurrence of certain Repayment Events described in Section 3.2 of the Supplemental Indenture (including events relating to change of control of the Company or delisting of the Ordinary Shares or ADSs), at a Repayment Price determined as described above, plus any accrued and unpaid interest to the Repayment Date. In order to be repaid at the option of the Holder, this Convertible Note, with the "Notice to Elect Repayment" form duly completed by the Holder hereof (or the Holder's attorney duly authorized in writing), must be received by the Company at its office or agency maintained for that purpose in the Borough of Manhattan, The City of New York, Singapore, or Luxembourg not later than the date specified by the Company in its notice of the Repayment Event in accordance with Section 3.2 of the Supplemental Indenture. Exercise of such option by the Holder of this Convertible Note shall be irrevocable unless waived by the Company.

     In the case of any redemption or repayment of Convertible Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date or Repayment Date will be payable to the Holders of such Convertible Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, as provided in the Supplemental Indenture. Convertible Notes (or portions thereof) for whose redemption or repayment provision is made in accordance with the Supplemental Indenture shall cease to bear interest from and after the Redemption Date or Repayment Date (as applicable).

     This Convertible Note is convertible into Ordinary Shares of the Company at any time on or after May 2, 2001 and before the close of business on the third Business Day preceding the earlier of April 2, 2006 and the Redemption Date fixed for any early redemption, at the Conversion Price then in effect; provided, however, that, if this Convertible Note is called for redemption pursuant to Section 3.1 of the Supplemental Indenture, such conversion right shall terminate at the close of business on the third Business Day preceding the Redemption Date for this Convertible Note. A Holder may convert a portion of this Convertible Note equal to US$1,000 or any integral multiple thereof.

     The number of Ordinary Shares issuable upon conversion of this Convertible Note (or a portion hereof equal to US$1,000 or any integral multiple thereof) shall be determined by dividing the principal amount (translated into Singapore dollars at the Fixed Exchange Rate specified in the Supplemental Indenture) of this Convertible Note or portion hereof surrendered for conversion by the Conversion Price per Ordinary Share in effect on the Conversion Date. The initial Conversion Price is S$6.5170 per Ordinary Share, subject to adjustment for certain anti-dilution events as provided in Section 4.1 of the Supplemental Indenture. The Ordinary Shares issuable upon conversion will be duly authorized, validly issued, fully paid and nonassessable and will rank equally with all other Ordinary Shares.

     No Holder will be entitled to receive physical share certificates in respect of the Ordinary Shares arising from the conversion of the Convertible Notes. Delivery of the Ordinary Shares shall be made by crediting such Ordinary Shares to a Holder's securities account or the securities account of a Holder's depository agent with CDP. The Company shall allot and issue the Ordinary Shares arising from the conversion of the Convertible Notes in accordance with instructions as set out in the conversion notice and shall deliver to CDP the share certificate(s) relating to such Ordinary Shares in the name of CDP for the credit of the Holder's securities account or the securities account of Holder's depository agent securities account as specified in the Conversion Notice as soon as practicable, and in any event not later than 14 days, after the Conversion Date (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations). The Company will register the Person or Persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in its share register. The Person or Persons specified for that purpose will become the holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register (the "Registration Date").

     A Holder may elect to receive Ordinary Shares upon conversion in the form of ADSs. In such event, the Company agrees to, on behalf of such Holder, as soon as practicable, deliver to and deposit with the Depository or its custodian, in accordance with the terms of the ADS Deposit Agreement, such number of Ordinary Shares as the Holder would have received upon conversion had he not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the Depository or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS depository by such Holder, the ADS depository will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable share-to-ADS ratio then in effect.

     All calculations relating to redemption and conversion, including adjustment of the Conversion Price, will be made to the nearest 0.01 of an Ordinary Share or other property or the nearest cent. However, fractions of Ordinary Shares will not be issued on conversion or deposited with the Depository, and no cash adjustments will be made in respect of any such fraction. Under the ADS Deposit Agreement, the Depository will not issue fractions of ADSs. To the extent the Depository does not accept a certain number of Ordinary Shares for deposit pursuant to the ADS Deposit Agreement, the Company will deliver such Ordinary Shares to the Holder.

     To convert this Convertible Note, a Holder must (a) complete and manually sign a "Conversion Notice" substantially in the form included herein, including an election on whether to receive Ordinary Shares or ADSs upon conversion, and deliver such notice to the Conversion Agent, (b) surrender this Convertible Note to the Conversion Agent duly endorsed or assigned to the Company or in blank,
(c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Conversion Agent, and (d) pay any required transfer or similar tax and make any other required payment. The date on which the Holder satisfies all of those requirements is the "Conversion Date."

     The Supplemental Indenture contains various provisions concerning circumstances where the record date set for a dividend on the Ordinary Shares or an Adjustment Effective Date for the adjustment of the Conversion Price falls between the Conversion Date and the Registration Date.

     No payment or adjustment will be made for accrued and unpaid interest on this Convertible Note when delivered for conversion. The delivery of the fixed number of Ordinary Shares or ADSs upon conversion will be deemed to satisfy the Company's obligation to apply the principal amount and any accrued and unpaid premium and interest on this Convertible Note from the Interest Payment Date immediately preceding the Conversion Date to the Conversion Date.

     If any Holder surrenders this Convertible Note for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and before the close of business on the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of this Convertible Note on such Regular Record Date. In such event, unless this Convertible Note has been called for redemption, this Convertible Note, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany this Convertible Note, this Convertible Note shall not be converted.

     A conversion notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect conversion notice. All costs and expenses incurred by an incomplete or incorrect conversion notice will be for the account of the relevant Holder.

     As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Singapore in respect of the allotment and issuance of the Ordinary Shares and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the issue or delivery of the Ordinary Shares upon conversion in a name other than such Holder's. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion.

     In the event of conversion or repayment of this Convertible Note in part only, a new Convertible Note or Convertible Notes for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Convertible Notes may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

     The Supplemental Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Convertible Notes at the time Outstanding. The Supplemental Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Convertible Notes at the time Outstanding, on behalf of the Holders of all the Convertible Notes, to waive compliance by the Company with certain provisions of the Supplemental Indenture and certain past defaults under the Supplemental Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Convertible Note shall be conclusive and binding upon such Holder and upon all future Holders of this Convertible Note and of any Convertible Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Convertible Note.

     As provided in and subject to the provisions of the Supplemental Indenture, the Holder of this Convertible Note shall not have the right to institute any proceeding with respect to the Supplemental Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Convertible Notes, the Holders of not less than 25% in principal amount of the Convertible Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Convertible Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Convertible Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Supplemental Indenture and no provision of this Convertible Note or of the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Convertible Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Convertible Note is registrable on the Security Register of the Company, upon surrender of this Convertible Note for registration of transfer at the office or agency of the Company maintained for such purpose in Luxembourg and The City of New York, respectively, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Convertible Notes are issuable only in fully registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Supplemental Indenture and subject to certain limitations therein set forth, the Convertible Notes are exchangeable for a like aggregate principal amount of Convertible Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any registration of transfer or exchange of Convertible Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the time of due presentment of this Convertible Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Convertible Note is registered as the owner hereof for all purposes, whether or not this Convertible Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     All terms used in this Convertible Note which are defined in the Supplemental Indenture shall have the meanings assigned to them in the Supplemental Indenture.

                        FORM OF NOTICE TO ELECT REPAYMENT

     The undersigned registered Holder of the within Convertible Note hereby irrevocably requests and instructs the Company to repay this Convertible Note (or the portion thereof specified below), pursuant to Section 3.2 of the Supplemental Indenture referred to in this Convertible Note, on the "Repayment Date" specified in the Company's notice of occurrence of the Repayment Event, at a Repayment Price equal to 100% of the principal amount thereof, together with a premium calculated to provide an annual yield from April 2, 2001 to (but excluding) the Repayment Date, of 5.25% per annum, computed on a semi-annual internal rate of return bond equivalent basis, taking into account all interest paid on such Convertible Note and treating as having been paid when due all interest accrued and unpaid on such Convertible Note to the Repayment Date, plus accrued and unpaid interest to the Repayment Date, to the undersigned at:


                -------------------------------------------------
                     (Name and Address of the Undersigned.)

     For this Notice to Elect Repayment to be effective, this Convertible Note with the Notice to Elect Repayment duly completed must be received, not later than the day that is 10 days prior to the Repayment Date, as specified in the Company's notice of occurrence of the Repayment Event, by the Company at its office or agency in the Borough of Manhattan, The City of New York.

     If less than the entire principal amount of the within Convertible Note is to be repaid, specify the portion thereof (which shall be US$1,000 or an
integral multiple thereof) which is to be repaid: US$          .
                                                     ----------

     If less than the entire principal amount of the within Convertible Note is to be repaid, specify the denomination(s) of the Convertible Note(s) to be issued for the unpaid amount (US$1,000 or any integral multiple of US$1,000):
US$          .
   ----------


Dated:



                                            By:
                                               ---------------------------------
                                               Signature of Registered Holder

                            FORM OF CONVERSION NOTICE

     The undersigned registered Holder of the within Convertible Note hereby irrevocably exercises the option to convert this Convertible Note (or the portion thereof specified below) into Ordinary Shares of the Company and elects to receive such Ordinary Shares in the form of:

          [ ]  Ordinary Shares, for the principal amount of the Convertible Note
               of US$          , and/or
                     ----------
          [ ]  ADSs, for the principal amount of the Convertible Note of
               US$          ,
                  ----------

pursuant to the terms of the Supplemental Indenture referred to in this Convertible Note, and directs that Ordinary Shares or ADSs, as the case may be, issuable upon conversion and any Convertible Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:


              -----------------------------------------------------
               (Name, Address and Taxpayer Identification Number.)

     If less than the entire principal amount of this Convertible Note is to be converted, specify the denomination(s) of the Convertible Note(s) to be issued for the unconverted amount (US$1,000 or any integral multiple of US$1,000):
US$          .
   ----------

     If Ordinary Shares or any portion of this Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

     The undersigned hereby acknowledges that fractions of Ordinary Shares will not be issued on conversion and will not be deposited with the Depository and no cash adjustments will be made in respect of any such fraction. The undersigned hereby agrees that, promptly after request of the Company or Conversion Agent, it will furnish such proof in support of this certificate as the Company or Conversion Agent may request.


Dated:



                                            By:
                                               ---------------------------------
                                            Signature of Registered Holder





                                            By:
                                               ---------------------------------
                                            Signature Guaranty





     For Conversion Agent's Use only:

     (A) Deposit Date:
                      -------------------

         Conversion Date:
                         ----------------

     (B) Conversion Price on Conversion Date:
                                             -----------------

     (C) Number of Ordinary Shares or ADSs (as applicable) issuable:
                                                                    --------

                         SCHEDULE OF EXCHANGES OF NOTES(3)

     The following exchanges of a part of this Global Note for other Notes have been made:

                                                                       PRINCIPAL AMOUNT OF        SIGNATURE OF
                            AMOUNT OF              AMOUNT OF             THIS GLOBAL NOTE         AUTHORIZED
                            DECREASE              INCREASE IN             FOLLOWING SUCH            OFFICER
                       IN PRINCIPAL AMOUNT      PRINCIPAL AMOUNT           DECREASE (OR          OF TRUSTEE OR
DATE OF EXCHANGE       OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE            INCREASE)           NOTE CUSTODIAN
----------------       -------------------    -------------------      -------------------       --------------

------------
(3) This should be included only if the Note is issued in global form.